UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SinoHub, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SINOHUB, INC.
6/F, BUILDING 51, ROAD 5, QIONGYU BLVD.
TECHNOLOGY PARK, NANSHAN DISTRICT
SHENZHEN, PEOPLE’S REPUBLIC OF CHINA 518057

ANNUAL MEETING OF SHAREHOLDERS
___________________________

May 28, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of SinoHub, Inc., which is to be held at the offices of Seyfarth Shaw LLP at 620 Eighth Avenue, New York, New York, on June 18, 2009 at 2:00 p.m. local time.  The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by a report on our operations.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which more fully describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2008 is also enclosed. We encourage you to carefully read these materials.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting.  Therefore, I urge you to promptly vote and submit your proxy by signing, dating, and returning your proxy card.  Beneficial owners of shares held in street name should follow the instructions in the proxy statement for voting their shares.  If you are a record holder and you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Sincerely,

Henry T. Cochran
Chairman and Chief Executive Officer

SINOHUB, INC.
6/F, BUILDING 51, ROAD 5, QIONGYU BLVD.
TECHNOLOGY PARK, NANSHAN DISTRICT
SHENZHEN, PEOPLE’S REPUBLIC OF CHINA 518057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Meeting”) of SinoHub, Inc. (the “Company”) will be held at the offices of Seyfarth Shaw LLP at 620 Eighth Avenue, New York, New York, on Thursday, June 18, 2009 at 2:00 p.m. local time.  Shareholders who desire to attend the Meeting should indicate such planned attendance by marking the appropriate box on your proxy card.  Persons who do not indicate attendance at the Meeting by proxy will be required to present acceptable proof of stock ownership to attend the Meeting.  All shareholders must furnish personal photo identification for admission to the Meeting.

The Meeting will be held for the following purposes:

(1)	To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	To act on a proposal to ratify the appointment of Jimmy C.H. Chung & Co. as the Company’s independent registered public accounting firm for the 2009 fiscal year;

(3)
To act on a proposal to approve the Company’s Amended and Restated 2008 Stock Plan, providing for an increase in the number of shares authorized for issuance under the plan from 3,000,000 to 4,000,000 and the other terms described herein; and

(4)	To act upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Only holders of shares of Common Stock of record at the close of business on May 8, 2009 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Henry T. Cochran
Corporate Secretary

May 28, 2009

PROXY STATEMENT

The SinoHub, Inc. Board of Directors is soliciting proxies for the 2009 Annual Meeting. Voting materials, which include this Proxy Statement, the proxy card and our fiscal 2008 report to Stockholders, will first be mailed to Stockholders on or about May 28, 2009.You may revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy or by giving timely written notice of your revocation to the Secretary of the Company.  Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies.

Registered shareholders holding shares of the Company’s Common Stock may vote by completing, signing and dating the proxy card and returning it as promptly as possible.  We, the Company, will pay all of the costs associated with this proxy solicitation.  Proxies may be solicited in person or by mail, telephone, telefacsimile or other means of electronic transmission by our directors, officers and employees.  We will also reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding materials to the beneficial owners of the shares of our Common Stock.

If you desire to attend the 2009 Annual Meeting, you should indicate your intent to attend in person when voting by marking the appropriate box on the enclosed proxy card.  If you do not indicate attendance at the meeting on the proxy, you will be required to present acceptable proof of stock ownership to attend.  All shareholders who attend the meeting must furnish personal photo identification for admission.  If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the meeting in order to vote.

VOTING RIGHTS

We had 24,580,798 shares of Common Stock outstanding as of May 8, 2009 each having one vote.  Only holders of the Company’s Common Stock of record at the close of business on May 8, 2009, will be entitled to vote.  A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.  Abstentions and shares held in street name, otherwise known as broker shares, voted as to any matter at the meeting will be included in determining the number of shares present or represented at the meeting.  Broker shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting.

We are not aware of any matters that are to come before the meeting other than those described in this Proxy Statement; however, if other matters do properly come before the meeting, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2009 Annual Meeting, seven directors are to be elected. Set forth below is information regarding our current directors and current executive officers. Except as set forth below, there are no family relationships between any of our directors or executive officers. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected then qualified. Directors are elected each year by our stockholders at the annual meeting. Each director holds his office until he resigns or is removed and his successor is elected and qualified.

Name	Age	Position	Term as a Officer or Director (1)
Henry T. Cochran	65	Chief Executive Officer and Chairman of the Board	May 2008 to the Present
Lei Xia	40	President and Director	May 2008 to the Present
De Hai Li	39	Chief Financial Officer	November 2008 to the Present
Charles T. Kimball	63	Director	November 2008 to the Present
Will Wang Graylin	40	Director	January 2009 to the Present
Richard L. King	70	Director	February 2009 to the Present
Robert S. Torino	55	Director	February 2009 to the Present
Afshin Yazdian	35	Director	February 2009 to the Present

_______________
(1)
Reflects the date appointed to the Board of SinoHub, Inc.  For those persons who served as directors or officers of the Company’s wholly-owned subsidiary SinoHub International, Inc. prior to the reverse merger that resulted in SinoHub International, Inc. becoming a subsidiary of the Company (the “Reverse Merger”), their terms as directors or officers of SinoHub International, Inc. commenced on the following dates:  Henry T. Cochran – March 1999, Lei Xia – July 2000 and De Hai Li – March 2005.

 The Director nominees are as follows:

Henry T. Cochran is the Chief Executive Officer of SinoHub, Inc. (the business currently known as SinoHub) and a founder of SinoHub International.  Mr. Cochran is a co-owner with Mr. Xia in GenNext Technology, Ltd.  From 2006-2008, GenNext’s sole business was to assist the Company by facilitating certain foreign exchange transactions, settling obligations to certain suppliers on behalf of the Company, and collecting certain customer remittances on behalf of the Company.  Upon the termination by the Company of its business arrangements with GenNext in 2008, GenNext has ceased to engage in active operations.  Mr. Cochran has served as Chairman of the Board of the predecessor company since inception in March 1999 and of SinoHub since the reverse merger in May 2008 with that predecessor and as Chief Executive Officer of the predecessor since May 2005. From April 2001 until becoming CEO of SinoHub International, Mr. Cochran was a business consultant.  Mr. Cochran was President and CEO of Content Integrity, Inc. until April 2001. Prior to the formation of Content Integrity, Mr. Cochran was President and CEO of Advanced Visual Systems Inc., a leader in data visualization software for developers. Before AVS, he was Vice President of the Advanced Indexing Products department of Sybase, Inc. to which he sold his former company, Expressway Technologies. Mr. Cochran was the founder and CEO of Expressway Technologies, formerly known as Henco Software. Henco was founded in 1975. Mr. Cochran is regarded in the industry as one of the pioneering entrepreneurs in fourth-generation languages for his design of INFO, the product that launched Henco into the front lines of the software industry in the early 1980s. Mr. Cochran holds a M.S. degree in mathematics from the University of Maryland and a B.S. in mathematics and economics from Vanderbilt University.

Lei Xia has been the President of SinoHub since the reverse merger in May 2008 and was a founder of SinoHub International.   Mr. Xia is a co-owner with Mr. Cochran in GenNext Technology, Ltd. Since May 2005 Mr. Xia has been responsible for the strategic business development, sales and marketing of first SinoHub International and, after the reverse merger, SinoHub. From July 2000 until May 2005, Mr. Xia was the Chief Executive Officer of SinoHub International and oversaw all of SinoHub International’s operations. Prior to founding SinoHub International, Mr. Xia founded RGL Beijing, a high-end software distributor and solution provider. Prior to RGL Beijing, Mr. Xia helped to start NEFAB (China). NEFAB is a Swedish manufacturer and packaging solution provider to major OEMs such as Ericsson, Nokia, Motorola and Nortel. Mr. Xia held the position of China country sales manager for NEFAB and built a nationwide sales and service team from ground up. He started his career in the Chinese electronics industry in 1995 as general manager of Arrow Electronics Shanghai branch, where he built the most successful sales team of Arrow China. To begin his career in electronics, Mr. Xia worked in Arrow Electronics’ headquarters under Steve Kaufman, Arrow’s CEO, in 1994 as a management trainee for one year. Mr. Xia holds a B.S. in Electrical Engineering from the University of Alabama.

Charles T. Kimball served as the chief research consultant for Bosera Fund Management Co., Ltd., one of the first mutual fund companies established in China, where he advised senior management on best practices in asset management and investment research from April 2006 to March 2009.  From April 2000 to March 2006 he was a partner at CTK Financial Services an independent financial advisor, focused on extended financial markets research and asset allocation. Until March 2000, Mr. Kimball held a near 28-year career with JP Morgan and related entities, where among his roles, he served as head of international investments for the Multi-Markets Funds Group at JP Morgan Asset Management; head of investment research at Morgan Trust Bank in Tokyo; and equity analyst at Morgan Guaranty Trust, covering the electrical equipment and electronics industries, including electronic component distribution companies.

Mr. Kimball received a bachelor’s degree with honors in economics from Harvard University and an MBA from Stanford University Graduate School of Business.  He recently received a certificate in environmental economics, management and finance from the Center for Environment Research and Conservation (CERC) at Columbia University.

Will Wang Graylin has started five companies focused on mobile computing, security and payments since his graduate thesis on “Addressing the Complexity of Mobile Computing” at MIT nearly a decade ago. Mr. Graylin is currently the founder and CEO of ROAM Data, a premier Mobile Application and Payment Services company, helping enterprises extend valuable data and transactions to the cell phones of their mobile professionals.  Before ROAM, from December 2001 to April 2007 he was founder and CEO of WAY Systems, a mobile Point of Sales (POS) services company. He grew WAY from zero to the #2 Mobile POS provider in the U.S. and was honored with the 2005 “Movers & Shakers Award” by Transaction World magazine. Prior to WAY from March 2000 to November 2001 he was founder and CEO of EntitleNet, a security software company, sold to BEA Systems for a profit in 2001. Before that from March 1999 to March 2000 he was founding President of Marbles, later Skyfire Technologies, the first mobile thin client software company focused on enterprise applications for mobile workforces. He earned two Masters degrees from MIT (MBA & MSEECS) through the Leaders for Manufacturing program, after serving as a US Navy Nuclear Submarine Officer for nearly 6 years, the first naturalized China born immigrant to serve in this program.  Will is fluent in English, Mandarin and Cantonese.

Dr. Richard L. King, Ph.D. has been a venture partner at Los Angeles-based GRP, which manages more than $600 million in assets, since May 2001. Dr. King also serves on the science advisory board at New York University. He began his career in finance as an electronics analyst, applying his advanced sciences education at leading Wall Street firms and initiating investment banking relationships with such companies as National Semiconductor, Mostek and Unitrode. Dr. King moved on to become an investment banker, and then a venture capitalist concentrating exclusively in high technology ventures. Born in Shanghai, Dr. King is a grandson of two of the original founders of the Bank of China. He is a member and former director of the Committee of 100, an organization of prominent Chinese Americans founded to encourage stronger relations between the U.S. and Greater China, and a member of the World Affairs Council of San Francisco. He has lectured in Taiwan on the venture capital industry at the invitation of the Minister of Finance. Dr. King received his Doctorate in Physics from New York University and attended Stern Graduate School of Business at New York University.

Robert S. Torino is the chief operating officer of iPayment, Inc., a provider of credit and debit card-based payment processing services to small merchants, where he has been an officer since January 2001. Prior to that, Mr. Torino held the positions of chief financial officer, executive vice president and chief operating officer of iPayment Technologies, Inc., a predecessor of iPayment, Inc. Mr. Torino was also CEO of M80 Technologies, Inc., a software development company, and was president and CEO of software development company TRUE Software Inc. Mr. Torino received a Bachelor of Arts degree in Accounting from Boston College, Magna Cum Laude, and is a Certified Public Accountant.

Afshin Yazdian has served as the executive vice president and general counsel for iPayment, Inc. since 2001. He previously was general counsel and vice president of mergers and acquisitions for eConception, a technology venture fund. Mr. Yazdian also has previously practiced in the corporate and mergers and acquisitions groups at Waller Lansden Dortch & Davis, PLLC, a Nashville, Tennessee-based law firm. Mr. Yazdian received a Bachelor of Business Administration degree from Emory University in Atlanta, and graduated with honors from the University of Miami School of Law.

Vote Required and Board of Directors’ Recommendation.

 The election of each nominee for director requires a plurality of the votes cast in the election of directors.  The seven nominees for director receiving the highest number of affirmative votes from the shares voted at the annual meeting will be elected as directors.  In determining whether the proposal has been approved, abstentions will be counted for purposes of determining the presence or absence of a quorum, but will have no other legal effect under Delaware law, and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. Stockholders do not have the right to cumulate their votes in the election of directors.  If, at the time of the meeting any nominee should be unavailable to serve as a director, it is intended that votes will be cast, in accordance with the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors, or the Board of Directors may reduce the number of directors.  Each nominee has consented to being named in this Proxy Statement and to serve if elected.  The Board of Directors recommends that the shareholders vote FOR the nominees set forth above.  Proxies solicited by management for which no specific direction is included will be voted FOR the election of the nominees listed to serve as directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Jimmy C.H. Cheung & Co. (“Jimmy C.H. Cheung”), independent registered public accountants, served as the Company’s independent auditors during the fiscal year ended December 31, 2008, and the Audit Committee has selected them to serve as the Company’s independent auditors for the current fiscal year.  Services provided to the Company by Jimmy C.H. Cheung for the 2009 fiscal year are described in “Audit Information-Fees of Independent Registered Public Accountants.”  Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board of Directors is requesting that shareholders ratify the selection of Jimmy C.H. Cheung  as the Company’s independent registered public accountants to make an examination of the financial statements of the Company for the 2009 fiscal year.  If shareholders do not ratify the selection of Jimmy C.H. Cheung at the meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2009 fiscal year; however, because of the expense and difficultly in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2009 fiscal year unless the Audit Committee finds other reasons for making a change.

Vote Required and Board of Directors’ Recommendation.

Ratification of the appointment of Jimmy C.H. Cheung as the Company’s independent registered public accountants for the 2009 fiscal year will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. The Board of Directors recommends that you vote FOR the ratification of the appointment of Jimmy C.H. Cheung as the Company’s independent registered public accountants for the 2009 fiscal year.  Proxies solicited by management for which no specific direction is included will be voted FOR ratification of the appointment of Jimmy C.H. Cheung.

PROPOSAL THREE

APPROVAL OF AMENDED AND RESTATED 2008 STOCK PLAN

At the Annual Meeting, the stockholders will be asked to approve the Company’s Amended and Restated 2008 Stock Plan (“2008 Stock Plan”), a copy of which is attached as Appendix A to this Proxy Statement.

The Company’s initial 2008 Stock Plan (the “Original 2008 Plan”) was originally adopted by the Board of Directors in October 10, 2008 but was not submitted to the stockholders for their approval.  The 2008 Stock Plan, amending and restating the Original 2008 Plan was adopted by the Board of Directors on May 19, 2009, subject to stockholder approval.  As of March 31, 2009, options to purchase an aggregate of 294,024 shares of the Company’s common stock, consisting of incentive stock options to purchase 291,500 shares of the Company’s common stock and nonqualified stock options to purchase 2,524 shares of the Company’s common stock were issued and outstanding under the Original 2008 Stock Plan and awards of an aggregate of 22,200 shares of the Company’s common stock had been granted under the 2008 Stock Plan, leaving 3,683,776 shares available for future grants under the Original 2008 Stock Plan.  In addition, in connection with the Reverse Merger, the Company assumed options to purchase an aggregate of 489,451 shares of common stock previously issued under SinoHub International’s 2000 Stock Incentive Plan (the “2000 Plan”), of which options to purchase an aggregate of 328,842 shares of common stock are currently outstanding and no other securities are authorized for issuance under the 2000 Plan. Historical share amounts set out in this Proxy Statement have been adjusted to give retroactive effect to a 1-for-3.5 reverse stock split effected on July 18, 2008, and, with respect to the historical share amounts relating to stock or options initially issued by SinoHub International, the effects of the Reverse Merger in which the shareholders of SinoHub International received 3.718425 shares of SinoHub common stock for each outstanding share of SinoHub International common stock.

In addition to the other terms described herein, the 2008 Stock Plan increases the number of shares available for awards from the 3,000,000 shares available under the Original 2008 Plan to 4,000,000 shares. The Company’s continued employment growth and need for highly qualified employees, combined with the increased competition for a limited supply of qualified personnel, make the 2008 Stock Plan important to the Company’s ability to recruit and retain its key employees. The Board of Directors believes that an adequate reserve of shares available for issuance under the Stock Plan is necessary to enable it to compete successfully with other companies to secure and retain valuable employees.

Stockholder ratification of the 2008 Stock Plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code and (ii) to comply with the incentive stock options rules under Section 422 of the Internal Revenue Code.

Description of the Amended and Restated 2008 Stock Plan

The essential features of the SinoHub, Inc. 2008 Stock Plan, as amended and restated (the “2008 Stock Plan”) are summarized below. This summary does not purport to be a complete description of the 2008 Stock Plan. The Company’s stockholders may obtain a copy of the 2008 Stock Plan upon written request to the Company’s Shenzhen Office, 6/F, No. 5 Qiongyu Road, Central Area, Technology Park, Nanshan District, Shenzhen, China 518057.

The 2008 Stock Plan is an “omnibus” stock plan providing for a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, nonqualified stock options, restricted stock rights, restricted stock unit awards, stock appreciation rights, performance unit or performance share awards, cash-based awards, or other stock-based awards.  Participants in the 2008 Stock Plan may be granted any one of these types of equity awards or any combination thereof, as determined by a Compensation Committee or other committee granted authority to administer the 2008 Stock Plan by the Board of Directors, if one exists, or by the full Board in the absence of such a committee.   The Company currently does not have a Compensation Committee, and the 2008 Stock Plan is administered by the full Board. The Board may form a Compensation Committee or similar committee in the future.  In this description of the 2008 Stock Plan, we refer to the body administering the 2008 Stock Plan as the “Administrator”.

For awards intended to satisfy Section 162(m) of the Internal Revenue Code (relating to deductibility of certain employee compensation), the Administrator shall satisfy the requirements for (i) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code.

The Administrator has broad discretion to determine the persons entitled to receive awards under the 2008 Stock Plan, the terms and conditions on which awards are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the 2008 Stock Plan.

Eligibility

Any person who is an employee of, or a consultant or other service provider to the Company or any affiliate thereof, or any person who is a director is eligible to be designated by the Administrator to receive awards and become a Participant under the 2008 Stock Plan (a “Participant” or the “Participants”).

Types of Awards under 2008 Stock Plan

The 2008 Stock Plan includes the following types of equity compensation awards: incentive stock options, nonqualified stock options, restricted stock rights, restricted stock unit awards, stock appreciation rights, performance unit or performance share awards, cash-based awards, or other stock-based awards, all of which are described below.

Stock Options. Stock options granted under the 2008 Stock Plan may be either incentive stock options subject to the provisions of Section 422 of the Internal Revenue Code or nonqualified stock options.

The exercise price per share of a stock option shall not be less than the fair market value of the Company’s common stock (“Stock”) on the date the option is granted, provided that the Administrator may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of the Company’s Stock on the date the option is granted. A stock option may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may include, but are not limited to, the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. The Administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted (five years in the case of incentive stock options awarded to certain employees who own 10% or more of the Company, any subsidiary or affiliate).

Restricted Stock Awards. Restricted stock awards are shares issued under the 2008 Stock Plan that are subject to restrictions on transfer and vesting requirements as determined by the Administrator. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Administrator in the award agreement, provided that the Administrator may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may include, but are not limited to, the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion.

Subject to the provisions of the 2008 Stock Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Restricted Stock Unit Awards. The value of each stock unit under a restricted stock unit award is equal to one share of the Company’s Stock on the applicable date or time period of determination, as specified by the Administrator. A restricted stock unit award shall be subject to such restrictions and conditions as the Administrator shall determine. A restricted stock unit award may be granted together with a dividend equivalent right with respect to the shares of Stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Administrator in its discretion.

On the date the award is granted, the Administrator shall in its discretion determine the vesting requirements with respect to a restricted stock unit award, which shall be set forth in the award agreement, provided that the Administrator may accelerate the vesting of a restricted stock unit award at any time. Vesting requirements may include, but are not limited to, the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion.

A restricted stock unit award shall become payable to a Participant at the time or times determined by the Administrator and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a restricted stock unit award may be made in shares of Stock of the Company or in cash, and shall be subject to applicable tax withholding requirements. The Participant shall not have any rights as a stockholder with respect to the shares subject to a restricted stock unit award until such time as shares of Stock are delivered to the Participant pursuant to the terms of the award agreement.

Stock Appreciation Rights. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of Stock of the Company on the date of exercise of the stock appreciation right over the grant price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Internal Revenue Code, payment of the amount determined under the foregoing may be made, as approved by the Administrator and set forth in the award agreement, in shares of Stock, in cash, or in a combination of shares of Stock and cash, subject to applicable tax withholding requirements.

A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the Administrator in an award agreement. Such vesting and exercisability requirements may include, but are not limited to, the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Administrator in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the Administrator. The grant price of a stock appreciation right shall not be less than 100 percent of the fair market value of the shares of Stock of the Company on the date the right is granted.

Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a stock appreciation right at any time.

Performance Stock/Performance Units.  Performance awards granted under the 2008 Stock Option Plan may be either performance shares or performance units.  Performance awards are subject to payout based on the extent to which certain performance goals have been achieved.  The performance goals and criteria for a performance award shall be determined by the Administrator and set forth in the award agreement.  Performance awards may be paid in shares of Stock, in cash, or in a combination of Stock and cash.

Cash-Based and Other Stock-Based Awards. The Administrator may grant cash-based awards or other types of equity-based or stock-based awards not otherwise described in the Plan.  Cash-based awards will specify a payment amount or payment range, as determined by the Administrator and set forth in the award agreement.  Stock-based awards will specify a payment amount or payment range expressed in terms of Stock or units based on Stock, as determined by the Administrator and set forth in the award agreement.  Payment of such awards may be based on the extent to which certain performance goals have been achieved, and may be made in cash or in fully paid shares of Stock, as determined by the Administrator.  Stock-based awards may include awards designed to comply with or take advantage of the applicable laws of foreign jurisdictions.

Limits on Awards. A maximum of 4,000,000 shares of Stock may be issued and sold under all awards, restricted and unrestricted, granted under the 2008 Stock Plan, which represents an increase from the 3,000,000 shares of Stock authorized under the Original 2008 Plan. Of such aggregate limit, the maximum number of shares of Stock that may be issued pursuant to incentive stock options shall be 3,500,000 shares of Stock.  The foregoing limitations shall be subject to adjustments to reflect any recapitalizations, stock splits, reverse stock splits, reclassifications, stock dividends or other changes in the capital structure of the Company occurring after the effective date of the 2008 Stock Plan.  A Participant may not be granted an option, restricted stock, restricted stock unit, stock appreciation right, or performance share intended to satisfy Section 162(m) of the Internal Revenue Code that covers more than 50,000 shares of Stock during any fiscal year, and may not be granted a performance unit having an initial value greater than $500,000 during any fiscal year.

 Shares of Stock issued and sold under the 2008 Stock Plan may be either authorized but unissued or reacquired shares of Stock or any combination thereof.  Shares of Stock shall again be available for issuance under the Plan to the extent that any award involving the issuance of shares of Stock lapses, expires or is terminated or canceled without having been exercised or settled in full; if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company; if shares of Stock are withheld or reacquired by the Company in satisfaction of tax withholding obligations; or if the exercise price of an option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a net-exercise, or if shares of Stock are withheld from the shares of Stock issuable to a Participant upon the exercise or settlement of an award

Certain Features of Awards Under 2008 Stock Plan

Payment of Exercise Price or Purchase Price. The payment of shares of Stock issued under an award may be made, in the discretion of the Administrator, through a variety of methods more particularly described in the 2008 Stock Plan, including, without limitation, payment by (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company for repurchase previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Award price together with an assignment of the proceeds of the Stock repurchase to pay the Award price (provided that any such repurchase of Stock shall be subject to applicable laws); (c) by a cashless (broker-assisted) exercise; (d) by deducting from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award; (e) by Net-Exercise, (f) by promissory note (except for an executive officer or director or equivalent thereof, as prohibited under the Sarbanes-Oxley Act of 2002), (g) by a combination of any of the foregoing; or (h) any other method approved or accepted by the Administrator in its sole discretion.

Transferability of Awards. Unless otherwise determined by the Administrator, all awards are nontransferable except upon the Participant’s death by will or the laws of descent or distribution.

Adjustments to Awards Upon Certain Changes in Capitalization. In the event that the outstanding shares of the Company’s Stock are increased or decreased or exchanged for a different number or kind of shares or other securities of the Company, without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the fair market value of shares of Stock, then the Administrator shall make adjustments to the aggregate number and kind of shares subject to the 2008 Stock Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, in order to prevent dilution or enlargement of the Participants’ rights under the Plan.

Occurrence of a Change in Control. The 2008 Stock Plan provides that in the event of certain transactions constituting a change in control of the Company, the Administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of the Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary.  The Administrator in its discretion may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash, stock or other property. All outstanding awards will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the awards are assumed or continued by a successor entity (or parent) pursuant to the terms of such transaction.

Section 162(m) Awards. Awards granted under the 2008 Stock Plan are intended to qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) unless otherwise determined by the Administrator.  The terms of the awards will state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Performance Measures. The 2008 Stock Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested.  The performance criteria may be based upon any one or a combination of the following:

(a)
Financial Goals – Revenues, EBITDA, net income, earnings per share, debt level, cost reduction targets, cash flow from operations, equity ratios, interest generated on cash, weighted average cost of capital, return on assets, return on investment, capital raised from sales of equity. bank loan lines, capital raised from sales of debt, expenses, working capital, operating or profit margin, return on equity or capital employed, and booking and billing.

(b)
Corporate and Other Goals – Total stockholder return, goals related to acquisitions, investments, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, market share, assets, asset sale targets, number of new customers, increase in customer size, employee retention/attrition rates, improvement of financial ratings, charge-offs, Fair Market Value of common shares of stock, regulatory compliance, and major exchange listing.

(c)	Operating Goals – Operating efficiency, ability of MIS to meet agreed targets, objective customer satisfaction measures, and limit on mistakes in SCM.

Forfeiture of Awards. The 2008 Stock Plan provides that in the event that a Participant at any time while employed or in the service of the Company, or within twelve (12) months after termination of employment or service, establishes an employment or similar relationship with a competitor of the Company or engages in any similar activity (including passive investment, but excluding ownership of 1% or less of the shares of a competitor) that is in conflict with or adverse to the interests of the Company, as determined by the Committee in its sole discretion, outstanding awards issued to such Participant are subject to forfeiture as follows.  All outstanding awards of stock of the Company and shares of stock issued pursuant to an award held by a Participant, such as by exercise of a stock option, will be forfeited in their entirety (including as to any portion of an award or shares of the Company’s stock subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed.   The Company is also entitled to recover the Participant’s proceeds from any sale of the Company’s stock issued to the Participant as a award or as a result of the exercise of an award under the 2008 Stock Plan made within six months prior to the event triggering forfeiture of awards.  The Company, in its sole discretion, may elect to consent to any relationship of the Participant that would otherwise trigger the forfeiture provisions described above.  The Administrator may also set additional terms for forfeiture in individual awards.

Amendment and Termination of the 2008 Stock Plan

The 2008 Stock Plan may be amended, suspended or terminated by the Administrator at any time.  No such alteration, amendment, suspension or termination of the 2008 Stock Plan may adversely affect any then-outstanding award agreement without the consent of the Participant.  Notwithstanding the prior sentence, the Administrator may, in its sole and absolute discretion and without the Participant’s consent, amend the Plan or any award agreement to conform to law, regulations or rules applicable to the Plan or awards.  Unless previously terminated by the Board of Directors, the 2008 Stock Plan will terminate on October 10, 2018, which is the tenth anniversary of the date of its adoption by the Board of Directors.

New Plan Benefits

Future awards to the Company’s executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by the Company’s executive officers and other employees if its stockholders approve the 2008 Stock Plan cannot be determined. Because the value of stock issuable to the Company’s non-employee directors under the 2008 Stock Plan will depend on the fair market value of its Stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the 2008 Stock Plan. For information regarding option grants to named executive officers and directors under the 2008 Stock Plan during the year ended December 31, 2008, see “DIRECTOR AND EXECUTIVE COMPENSATION - Director Compensation.”

Summary of Federal Income Tax Consequences of the 2008 Stock Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2008 Stock Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2008 Stock Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. A Participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the Participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

A Participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the Participant’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the Participant has a regular tax liability.

Gain realized by a Participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the Participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the Participant disposes of the shares less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the Participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). The Company will generally be entitled to a tax deduction in an amount equal to the amount the Participant must recognize as ordinary income, provided that certain reporting requirements are satisfied.

Under the 2008 Stock Plan, the Company may permit a Participant to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the Participant, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the Participant, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the Participant upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the Participant’s basis and holding period in the old shares. The balance of the shares received by the Participant upon exercise of the option will have a tax basis equal to any cash paid by the Participant, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Nonqualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a nonqualified stock option or at the time or times a nonqualified stock option becomes vested where the exercise price of such option is no less than 100% of the fair market value of the stock underlying such stock option at the time such option is granted. Under the 2008 Stock Plan, the exercise price for all options shall be at least equal to 100% of the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is an employee of the Company will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of the Company’s Stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock. If no Section 83(b) election is made in connection with the receipt of restricted stock, and repurchase rights are retained by the Company, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. The Participant’s basis in such shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Restricted Stock Unit Awards. Since the grant of restricted stock units does not generally involve the transfer of property, the Participant is not subject to tax on the date of grant. Instead, the Participant generally recognizes income upon the actual or constructive receipt of the shares underlying the restricted stock units. The Participant will recognize ordinary income on each date shares are actually or constructively received in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares received will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Participant is provided the right to defer the receipt of shares beyond the date that the restricted stock units vest, then such award must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to the Participant as described below.

Stock Appreciation Rights. Generally no taxable income is recognized by a Participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than 100% of the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under the 2008 Stock Plan, the base price for all stock appreciation rights shall be at least equal to 100% of the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the Participant at the time such amount is received. The Company is not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, the Company will be entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

Tax Withholding. Under the 2008 Stock Plan, the Company has the power to withhold, or require a Participant to remit to it, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any award granted under the 2008 Stock Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a Participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, in whole or in part, by (i) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to an award, or (ii) delivering to the Company shares of Stock owned by the Participant.

Tax Deduction Limitation. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (a) payments must be computed on the basis of an objective, performance-based compensation standard determined by an Administrator consisting solely of two or more “outside directors,” (b) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any Participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (c) the Administrator must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. The Company does not currently have a separate Compensation Administrator.  Awards are determined by the full Board of Directors. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (a) above.

Deferred Compensation. Any deferrals made under the 2008 Stock Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the Participant with an opportunity to defer the recognition of income. The Company intends to structure any awards under the 2008 Stock Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.

Outstanding Awards

With regard to awards outstanding as of the date of the stockholder vote to approve the amended and restated 2008 Stock Plan, the Board of Directors has passed a resolution amending such awards to conform the terminology to the amended and restated plan document and to correct section references to the amended and restated plan document.

Vote Required and Board of Directors’ Recommendation.

Approval of the amended and restated 2008 Stock Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. The Board of Directors recommends that you vote FOR the approval of the amended and restated 2008 Stock Plan.  Proxies solicited by management for which no specific direction is included will be voted FOR approval of the amended and restated 2008 Stock Plan.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock by each person or group, according to the most recent Schedule 13G filed with the Securities and Exchange Commission or otherwise known to us, to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Class
Jan Rejbo 64/38 M.6 Crystal Park Soi Yothinpattana Praditmanutham Road Latprao Latprao Bangkok W1 Thailand 10230	4,400,925	17.90%(2)

Russell Cleveland 1177 Avenue of the Americas 9th Floor New York, New York	3,529,406(3)	14.36%(3)

(1)
The numbers of shares of Common Stock of the Company are as shown in the filed Schedule 13G or Schedule 13D reviewed by the Company or based on other information provided to the Company as of the latest practicable date.

(2)	The percentage shown in the table is based on 24,580,798, which was the number of shares of Common Stock outstanding on May 8, 2009.

(3)
Includes: (i) 1,764,704 held by Renaissance US Growth Investment Trust Plc, which includes 588,234 shares which may be purchased pursuant to currently exercisable warrants, (ii) 882,351 held by Global Special Opportunities Trust Plc, which includes 294,116 shares which may be purchased pursuant to currently exercisable warrants and (iii) 882,351 held by Premier RENN US Emerging Growth Fund Ltd., which includes 294,116 shares which may be purchased pursuant to currently exercisable warrants.  The percentage shown in the table is based on 24,580,798, which was the number of shares of Common Stock outstanding on May 8, 2009 and the shares issuable upon exercise of the warrants as described herein.

Directors and Executive Officers

The following tables set forth information as of May 8, 2009 regarding the beneficial ownership of stock by (a)  each director; (b) the Company’s chief executive officer; and (c) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock (the only class of outstanding stock), except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 24,580,798 shares of common stock outstanding, as of May 8, 2009.  Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Common Stock
Name	Shares		% (1)

Henry T. Cochran (2)	3,835,290		15.6
Lei Xia (2)	2,443,537		9.9
De Hai Li (2) (3)	853,641		3.5
Charles T. Kimball (4)(5)	2,524		-
Will Wang Graylin (6)	-		-
Richard L. King (7)	3,280		-
Robert S. Torino (8)	25.000		0.1
Afshin Yazdian (9)	-		-
Steven L. White (10)	196,093		0.8

All Officers and Directors as a Group (8 persons)	7,359,365	(3) (5)	29.9

(1)	The percentage of Common Stock is calculated based upon 24,580,798 shares issued and outstanding.
(2)	The business address for these individuals is 6/F, Building 51, Road 5, Qiongyu Blvd., Technology Park, Nanshan District, Shenzhen 518053, People’s Republic of China.
(3)	Includes 3,715 shares issuable pursuant to an outstanding stock option within 60 days after May 8, 2009.
(4)	The home address for this individual is 225 Mount Holly Road, Katonah, NY 10536
(5)	Includes 2,524 shares issuable pursuant to an outstanding stock option within 60 days after May 8, 2009.
(6)	The home address for this individual is 15 Birch Pond Dr., Saugus, MA 01906
(7)	The home address for this individual is 1000 Mason Street, San Francisco, CA 94108
(8)	The business address for this individual is c/o iPayment, Inc., 26707 West Agoura Road, Suite 100, Calabasas, CA 91302
(9)	The business address for this individual is c/o iPayment, Inc., 40 Burton Hills, Suite 415, Nashville, TN 37215
(10)
The home address for this individual is 386 North 210 East, Mapleton UT 84664.  Upon consummation of the reverse merger in May 2008, Mr. White resigned as Chief Executive Officer.  Includes 196,093 shares held by Lorikeet, Inc. over which Steven L. White exercises voting and investment control.

Section 16(a) Beneficial Ownership Reporting Compliance

 Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our shares of Common Stock to file with the SEC initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The SEC’s rules require such persons to furnish us with copies of all Section 16(a) reports that they file. Based on a review of these reports, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in the fiscal year ended December 31, 2008 except for the following transactions. Our Chief Financial Officer De Hai Li failed to report the sale of 212,482 shares of our common stock by his spouse in September 2008 on a Form 4.  Mr. Li reported this sale on a Form 5 filed on February 17, 2009.    Mr. Li also did not file a Form 4 with respect to the partial exercise by Mr. Li of 3 stock options in October 2008  and the concurrent gifting of those shares by Mr. Li to two relatives in separate transactions.  Russell Cleveland did not file a Form 3 after acquiring beneficial ownership of more than 10% of our outstanding common stock in September 2008 as a result of the purchase of such stock by three funds advised by an investment advisor for which he serves as President and Chief Executive Officer.

GOVERNANCE OF THE COMPANY

The Company established a separate audit committee in March 2009.  The Company may create a separate compensation committee of its board when the board determines it to be advisable.

Code of Ethics. A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. We are not currently subject to any law, rule or regulation requiring that we adopt a code of ethics; however, we have adopted one.   The Company filed a copy of this Code of Ethics as Exhibit 10.37 to this amended Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee. Our audit committee comprises Robert Torino, Afshin Yazdian and Charles T. Kimball. Mr. Torino serves as the chairman of the audit committee. The audit committee is primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  Mr. Torino serves as our audit committee financial expert as that term is defined by the applicable SEC rules.

Board of Directors Independence. Our Board of Directors consists of seven members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors. The following five members of the Board of Directors are “independent” as defined in Section 4200(a)(15) of NASDAQ Stock Market Rules:  Robert Torino, Afshin Yazdian, Charles T. Kimball, Will Wang Graylin and Robert L. King.

Audit Committee Financial Expert. The Board of Directors has determined that Robert Torino is an “audit committee financial expert” who is “independent” as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Nominating Committee. We have not yet established a nominating committee. Our Board of Directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee. We have not yet established a compensation committee. Our Board of Directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. We intend to establish a compensation committee if the Board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors   Under the terms of the indemnification agreements, we agreed to indemnify our officers and directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the independent director in connection with any proceeding if the officer or director acted in good faith and did not derive an improper personal benefit from the transaction or occurrence that is the basis of the proceeding.

 Board and Committee Meeting Attendance

In 2008, there were 3 meetings of the Board of Directors.  No directors attended fewer than 100% of the total aggregate number of meetings of the Board of Directors.  There were no committees of the Board of Directors in 2008.

 Communications with Directors

Any director may be contacted by writing to him or her c/o the Secretary of the Company at the address set forth above.  Communications to the non-management directors as a group may be sent to the Independent Directors c/o the Secretary of the Company at the same address.  We promptly forward, without screening other than normal security procedures for all our mail, all correspondence to the indicated director or directors.

 Annual Meeting Attendance

We encourage members of the Board of Directors to attend the Annual Meeting of Shareholders.

DIRECTOR AND EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Total Compensation
Henry T. Cochran, Chief Executive Officer	2008	$100,985(2)		$5,124		$-		$106,109
	2007	$55,611		$4,637		$-		$60,254
Lei Xia, President	2008	$82,847		$3,660		$-		$86,507
	2007	$39,722		$3,310		$-		$43,032
De Hai Li, Chief Financial Officer	2008	$80,474		$3,953		$-		$84,427
	2007	$31,778		$11,703		$108,900		$152,381
Steven L. White, Chief Executive Officer(3)	2008	$0	$		$		$
	2007	$0		$0		$0		$0

(1)
The amounts in this column represent the amount recognized for financial statements reporting purposes under FAS 123R. The assumptions made when calculating the amounts in this table are found in Note 11 to the SinoHub consolidated financial statements for the years ended December 31, 2008 and December 31, 2007 contained in the annual report accompanying this Proxy Statement.

(2)	Mr. Cochran’s base salary has increased to $230,000 per annum on October 1, 2008, which change was incorporated in the employment contracts described in “Employment Contracts” below.

(3)
Upon consummation of the reverse merger in May 2008, Mr. White resigned as Chief Executive Officer.  Mr. White was not paid any compensation for service in such role in 2007 or 2008 because the company was not operating while he served as Chief Executive Officer but he was reimbursed for expenses incurred on behalf of SinoHub.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to the value of all unvested stock options held by the Company’s Named Executive Officers at December 31, 2008.

Name	Number of	Number of	Option Exercise	Option Expiration
	Securities	Securities	Price	Date
	Underlying	Underlying	($)
	Unexercised	Unexercised
	Options (#)	Options (#)
	Exercisable	Unexercisable(1)
Henry T. Cochran	-	-
Lei Xia		-
De Hai Li	-	2,500	$0.10	April 1, 2015
De Hai Li	-	2,500	$0.10	August 5, 2015
De Hai Li	-	5,160	$0.10	October 20, 2015

(1)	Each option vests at a rate of 6.25% of the shares subject to the original grant each quarter until fully vested on April 1, 2009, August 5, 2009 and October 20, 2009, respectively.

Director Compensation

The following table sets forth all compensation awarded to, earned by or paid to the directors in 2008:

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Henry T. Cochran	0	0	0	0	0	0	$0
Lei Xia	0	0	0	0	0	0	$0
Zan Wang(1)	0	0	0	0	0	0	$0
Steven White(1)	0	0	0	0	0	0	$0
Charles T. Kimball(2)	$1,000	0	$3,420	0	0	0	$4,420

(1)	These persons have resigned as directors of the Company.

(2)
Non-qualified option to purchase 2,524 shares of SinoHub Common Stock at $2.48 (average of 5 prior trading days closing price) for a period of 3 years granted on January 14, 2009 for service to the Company for the fourth quarter of 2008. The Black-Scholes price of the option was calculated at $1.355. The company has booked a related expense of $3,420 for the fourth quarter of 2008.

All compensation paid to our employee directors is set forth in the tables summarizing executive officer compensation above.   Beginning July 1, 2008, non-employee directors were entitled to receive $1,000 for each meeting attended in person and quarterly stock option grants of an amount of shares that will produce a value of $5,000 under the Black-Scholes pricing model.  As set forth in the table above, Mr. Kimball received $1,000 in 2008 for one meeting attended and in January 2009 received options with a value equal to a pro rated portion of the $5,000 due to his partial quarter of service in the fourth quarter of 2008.  Beginning March 2009, members of the audit committee were entitled to receive $3,000 for each audit committee meeting attended in person and annual stock option grants of an amount of shares that will produce a value of $16,000 under the Black-Scholes pricing model, and the chairman of the audit committee, was entitled to receive $3,500 for each audit committee meeting attended in person and annual stock option grants of an amount of shares that will produce a value of $20,000 under the Black-Scholes pricing model.

Employment Contracts

The officers have entered into standard employment contracts with subsidiaries of SinoHub, pursuant to which the officers are engaged to serve in their respective positions.  The employment contracts set forth the officer’s annual salary, hours of work, social insurance requirements and other terms.  This is the standard form of employment contract entered into with all of SinoHub’s employees.   The terms of the employment contracts include the following:

Name	Term	Monthly Wage	Job Title
Henry T. Cochran	January 1, 2009 through December 31, 2009	$19,167	Chief Executive Officer
Lei Xia	January 1, 2009 through December 31, 2009	$16,667	President
De Hai Li	January 1, 2009 through December 31, 2009	$15,000	Chief Financial Officer

Each of Messrs. Cochran, Xia and Li are employed by both of the Company’s principal subsidiaries, SinoHub Electronics Shenzhen, Ltd. and B2B Chips, Ltd., which are located in the areas where they spend most of their time, Shenzhen and Hong Kong, respectively, and a portion of their salaries is paid by each company. Were they to be employed by SinoHub, Inc. in the US, it would make it very difficult for Mr. Cochran and Mr. Xia (both US citizens) to get Shenzhen resident permits.  In Mr. Li’s case, since he is a Chinese citizen, if he were to be employed by SinoHub, Inc. in the US it might raise potential issues for him, including obtaining the requisite work permits and possible tax liability.

The employment agreements between B2B Chips and each of the named executive officers  provide for the payment of one month’s wages in the event the agreements are terminated by the Company on less than one month’s notice and for repatriation of the named executive officers to Hong Kong or, at the officer's request, to his place of origin if such place is nearer to his place of work, at the Company’s expense, in the event of the termination of the agreements by the Company, as a result of the disability of the officer, or by the officer upon one month’s notice or forfeiture of one month’s wages to the Company or as a result of a breach of the applicable agreement by the Company

The employment agreements between B2B Chips and each of the named executive officers further provide for the payment of medical expenses in the event that the officer is  incapacitated whether or not the cause of such incapacity is work-related.  If the cause of the officer’s incapacity or death is work-related, the officer is also entitled to compensation in accordance with the law of the officer’s then-current place of employment or the laws of Hong Kong if the local law does not provide for such payments.  If the cause of the officer’s incapacity is not work-related, the officer is also entitled to payment of full wages for up to three months and half wages for up to an additional nine months so long as the incapacity persists.

Other than as set forth above, there are no material terms of the contracts that provide for payments in connection with the resignation, retirement or other termination of a named executive officer or in connection with a change of control and except as disclosed above, there are no other arrangements with any Named Executive Officer with respect to termination of employment or change of control transactions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, nor are there any such transactions presently proposed, except as follows.  References in this section to the “Company” include the Company’s subsidiary SinoHub International, Inc. which was acquired by the Company in the Reverse Merger in May 2008

On January 17, 2007, Henry T. Cochran, CEO and Chairman of SinoHub’s Board of Directors, purchased a one year 7.69% Note from the Company in the amount of RMB 1,658,000 (approximately $213,000) which was repayable on demand. This Note was repaid by the Company on March 20, 2007.  Interest expense paid on this Note for the year ended December 31, 2007 was $3,500.

On March 20, 2007, the Company issued 371,842 shares of its common stock to Linda Marie Hetue, the spouse of Henry T. Cochran, the Company’s CEO and Chairman for agreeing to let the Company use the condominium in which she holds 50% ownership (and Henry T. Cochran owns the remaining 50%) as collateral for a revolving cash bank loan from Shenzhen Development Bank in the principal amount of $650,000 initially made on March 15, 2007. This bank loan agreement was terminated on its due date of March 15, 2008.  Ms. Hetue and Mr. Cochran have provided the condominium as collateral with respect to subsequent loan agreements, the most recent one being dated September 25, 2008 for $4.4 million with Commercial Industrial Bank of Fujian (CIB) and repayable on September 25, 2009, with no further consideration payable for the provision of such collateral. The loans from CIB generally have 1 year terms with repayment in full required at the end of the term and a new loan agreement put in place at that time. The shares issued to Ms. Hetue were valued at $43,000.  The value of the payment was determined by the CFO of the Company, taking into account, among other factors, the value of the asset provided as collateral.  The Company’s subsidiary, SinoHub Electronics Shenzhen, Ltd. and the Company’s President, Lei Xia, and his spouse, Hantao Cui, both shareholders of the Company, have also provided guarantees for the CIB loan with no consideration paid to them.

On January 17, 2008, the Company’s subsidiary SinoHub Electronics Shenzhen, Ltd. acquired direct ownership of SinoHub SCM Shanghai, Ltd.  from Sai Lin Xu.    Prior to that date, SinoHub Electronics Shenzhen was the sole beneficial owner of SinoHub SCM Shanghai and record ownership of SinoHub SCM Shanghai was held in the name of Ms. Xu, the mother-in-law of Lei Xia, the Company’s President, who acted as trustee pursuant to a Declaration of Trust that vested all beneficial rights in the stock to SinoHub Electronics Shenzhen and compelled the trustee to act at the direction of SinoHub Electronics Shenzhen.  The trust arrangement was originally established at a time when Chinese regulations only allowed import/export licenses to be issued to companies that were 100% owned by Chinese citizens. SinoHub Electronics Shenzhen was willing to terminate the trust arrangement with respect to the shares of SinoHub SCM Shanghai after this ownership requirement was removed.  SinoHub Electronics Shenzhen paid nominal consideration for the transfer of the shares. In accordance with the terms of the Declaration of Trust, no material monetary payment was associated with this acquisition because through the Declaration of Trust, SinoHub Electronics Shenzhen had borne all costs relating to the formation of SinoHub SCM Shanghai.

The Company distributed electronic components to and resold electronic products purchased from GenNext Technology, Ltd., a company owned jointly by Henry T. Cochran, the Company’s CEO and Chairman and Lei Xia, the Company’s President and member of the Board of Directors of the Company. The goods were electronic components.  Since China’s currency is not freely convertible there are a number of customers who require their financial transactions to be domiciled in Hong Kong using a “hard” currency (usually USD or HKD).  The related company was used for transactions that the customer required to be domiciled in Hong Kong. GenNext was used to operate outside the PRC and to take advantage of its existing banking relationships.  GenNext assisted the Company by facilitating certain foreign exchange transactions, settled obligations to certain suppliers on behalf of the Company, and collected certain customer remittances on behalf of the Company. Commencing in the fourth quarter of 2008, the Company discontinued these related company activities as the Company’s Hong Kong operation achieved the required assignment of customer contracts and bank accounts to support foreign exchange transactions. In addition, GenNext provided certain warehousing and logistics services to the Company during the development of its Hong Kong operation. In each case the amount of consideration was based on the cost of goods plus labor costs. The labor costs were based on the actual square footage of GenNext’s warehouse that the Company used.  Payment amounts to GenNext were determined by cost pass-through without mark-up.  During the years of 2008, 2007 and 2006, GenNext did not engage in any business other than providing the services described above to the Company.  Since the Company discontinued its relationship with GenNext, GenNext has ceased to engage in active operations.

During the years of 2008, 2007 and 2006, the Company sold goods totaling approximately $1.5 million, $1.2 million and $860,000, respectively, to GenNext and purchased goods totaling approximately $3,000,000, $504,000 and $450,000, respectively, from GenNext.  The prices at which each of the Company and GenNext sold such goods to the other party were based on the prices at which the Company and GenNext sold the same or comparable goods to unrelated third parties.  During the years of 2008, 2007 and 2006, the sole third parties to whom GenNext sold such goods were customers of the Company who wanted their purchases domiciled in Hong Kong and who were directed to GenNext by the Company. Such customers are now serviced in Hong Kong by the Company’s subsidiary B2B Chips.

The Company paid no service fees to GenNext in 2008 and paid service fees totaling $197,000 and $112,000, respectively, in 2007 and 2006, which amount was determined by cost pass-through without mark-up based on actual square feet of GenNext’s warehouse that the Company used.

During the years 2008  and 2007 respectively, the Company leased warehouse space to GenNext for aggregate rent of approximately $64,000 and $90,000 respectively.  The amount of rent was determined by cost pass-through without mark-up based on actual square feet of the Company’s warehouse that GenNext used.

At December 31, 2006, the Company owed GenNext $1,637,000 which was interest free and repayable on demand.  The Company repaid GenNext approximately $1,300,000 in 2007 in connection with loans made by GenNext in 2006 to assist the Company in establishing operations for certain subsidiaries in the PRC and approximately $337,000 owed to GenNext for the purchases of goods from GenNext by the Company in the fourth quarter of 2006. The Company repaid GenNext the full amount of $1,637,000 in 2007.  In addition, the Company repaid GenNext approximately $663,000 in 2007 in connection with prepayments made by GenNext to assist the Company in facilitating certain foreign exchange transactions and collecting certain customer remittances. At December 31, 2007, GenNext owed the Company $1,493,000, which was interest free and repayable on demand. This amount included $700,000 advanced by the Company to GenNext for anticipated payments to be made by GenNext in 2008 to assist the Company in facilitating certain foreign exchange transactions and collecting certain customer remittances. These prepayments included payments to customers of the Company in hard currencies where the Company did not have sufficient hard currencies at hand, payments to suppliers of the Company and advancing to the Company amounts owed to the Company by customers prior to the repayment of such amounts by the customers.  At December 31, 2007, GenNext owed the Company $1,493,000, which was interest free and repayable on demand. This amount included roughly $700,000 representing the net unpaid balance owed by GenNext to the Company for products sold by the Company to GenNext in 2007, $90,000 in unpaid rent owed by GenNext for rental of warehouse space in 2007, and $700,000 advanced by the Company to GenNext for anticipated payments to be made by GenNext in 2008 to assist the Company in facilitating certain foreign exchange transactions, settling obligations to certain suppliers on behalf of the Company, and collecting certain customer remittances.  During 2008, GenNext repaid  the full $1,493,000 to the Company, and at December 31, 2008, there was no amount outstanding between the Company and GenNext.

At December 31, 2006, the Company owed the Chairman and CEO $203,000 for loans made to the Company, which amount was payable on demand. Interest expense was charged at 6.5% per annum on the amount due. Interest expense related to this obligation was $4,000 and $15,000 in 2007 and 2006. The amount was repaid in 2007.

On April 10, 2008, the Company’s subsidiary B2B Chips Ltd. acquired SinoHub Technology (Hong Kong) from its owners, Henry T. Cochran, the Company’s CEO and Chairman, and Lei Xia, the Company’s President and member of the Board of Directors, for HKD 10,000 ($1,290), which represented the initial capital contributions of Messrs. Cochran and Xia in the company.   SinoHub Technology never conducted any business and its sole asset at all times was a Hong Kong bank account holding the balance of the capital contributions.  The acquisition of SinoHub Technology by B2B Chips was a purchase for convenience and the purchase price was fixed by the Company’s CFO at HKD 10,000 ($1,290), the value of SinoHub Technology’s sole asset, i.e., the cash balance of its bank account, and the cash spent on organizing SinoHub Technology.

In May 2008, Liberty Alliance, Inc., SinoHub Acquisition Corp., known as the Merger Sub, SinoHub, Inc., known as the Acquired Sub, and Steven L. White, the principal stockholder of Liberty Alliance, Inc., entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to merge with and into the Acquired Sub, with the Acquired Sub being the surviving corporation. In connection with the merger, Liberty Alliance, Inc. issued to the stockholders of the Acquired Sub 18,290,000 shares of the Company’s common stock in exchange for all the outstanding shares of the Acquired Sub’s preferred and common stock and the Company assumed options exercisable for additional shares of common stock. Under the Agreement and Plan of Merger, Steve White, the controlling shareholder of the company while it was a dormant shell and its sole director, surrendered 5,203,907 shares of common stock of Liberty Alliance, Inc. and was granted piggyback registration rights with respect to the remaining 196,093 shares he owned.  Mr. White also executed a lock-up agreement with the Company that expired on May 14, 2009.

On April 13, 2009, the Company entered into a registration rights agreement with the holders of an aggregate of 7,352,750 shares of the Company’s common stock issued in respect of SinoHub International’s Series A, B and C Convertible Preferred Stock in connection with the reverse merger (the “Former Preferred Holders”) providing them with demand and piggyback registration rights with respect to such shares on the condition that such rights will not be exercisable for a period of 180 days following the date of this prospectus. The Former Preferred Holders include the Company’s CEO, Henry T. Cochran, and Jan Rejbo, who owns approximately 18% of the Company’s outstanding stock.  Prior to the reverse merger, the Former Preferred Holders were entitled to piggy back and demand registration rights with respect to the shares of SinoHub International common stock into which the shares of SinoHub International’s Series A, B and C Convertible Preferred Stock was convertible pursuant to the terms of certain Stock Purchase Agreements entered into among SinoHub International and such holders.  Prior to the execution of such registration rights agreement, on March 6, 2009, the Company entered a waiver agreement with the respect to the registration rights agreement between the Company and the holders of common stock purchased in the Company’s September 2008 private placement (the “Private Placement Investors”) pursuant to which the Private Placement Investors consented to the inclusion of the shares held by the Former Preferred Holders, and by certain other stockholders (the “Additional Stockholders”), including Lorikeet, Inc., a company beneficially owned by our former CEO Steven White in a registration statement filed by the Company to register the resale of the shares owned by the Private Placement Investors.  The Additional Stockholders are entitled to piggyback registration rights under the terms of the Merger Agreement entered into in connection with SinoHub’s reverse merger.  Under the terms of the registration rights agreement with the Former Preferred Holders, the Former Preferred Holders agreed not to include their shares in the registration statement.

On May 7, 2009, the Company’s President, Lei Xia, his spouse, Hantao Cui, and De Hai Li, our Chief Financial Officer, all shareholders of the Company, provided guarantees for a loan given to SinoHub SCM Shenzhen Limited by the Shenzhen branch of the Hangzhou Bank in the amount of $6,400,000.  No consideration was paid to them for the guarantees.  The facility is available through April, 2010, and the term of any individual loan thereunder will be determined at the time of the loan by mutual agreement of the bank and SinoHub SCM Shenzhen Limited.

AUDIT INFORMATION

Jimmy C.H. Cheung & Co., Certified Public Accountants is our Principal Independent Registered Public Accountants engaged to examine our financial statements for the fiscal years ended December 31, 2008 and 2007. The following table shows the fees that we paid or accrued for the audit and other services provided by Jimmy C.H. Cheung & Co., for the fiscal years ended December 31, 2008 and 2007.

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our annual and quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees

This category consists of assurance and related services by the independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category include services relating to our registration statement and consultation regarding our correspondence with the SEC.

Tax Fees

This category consists of professional services rendered for tax compliance and tax advice.

All Other Fees

This category consists of fees for other miscellaneous items

Fee Category	2008	2007
Audit Fees	$147,800	$162,500
Audit-Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--

 Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit, audit-related and tax services to be performed by the independent auditors.  As the Audit Committee was not established until March 2009, the services, as described above, were not pre-approved by the Audit Committee but were approved by the Board as a whole.

The charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSALS FOR 2010 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, if you desire to make a proposal to be acted upon at the 2010 Annual Meeting of Shareholders, you must deliver the proposal, in proper form, to the Secretary of the Company, no later than January 28, 2010, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.  The address for the Secretary of the Company is 6/F, Building 51, Road 5, Qiongyn Blvd., Technology Park, Nanshan District, Shenzhen, People’s Republic of China 518057.  The Company anticipates holding the 2010 Annual Meeting of Shareholders on June 18, 2010.

Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings.  To nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company (i) no later than April 19, 2010, and no earlier than March 20, 2010 or (ii) if the date of the 2010 Annual Meeting of Shareholders is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, no later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation and no earlier than the close of business on the ninetieth day prior to such annual meeting.  Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice.  Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters.  Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company, Henry T. Cochran, at the address set forth above.

APPENDIX A

SINOHUB, INC.
2008 STOCK PLAN
(As Amended and Restated)

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment. The SinoHub, Inc. 2008 Stock Plan (the “Plan”) was originally adopted by the Company effective as of October 10, 2008 (the “Effective Date”).  Effective upon the Plan’s approval by the stockholders of the Company, the Plan is amended and restated as set forth below.

1.2           Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such Section), and the Plan shall be so construed.

1.3           Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that, to the extent required by applicable law, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.           Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)            “Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right, Performance Unit Award, Performance Share Award, Cash-Based Award, or Other Stock-Based Award granted under the Plan.

(c)            “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)            “Board” means the Board of Directors of the Company.

(e)           “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Section 11.

(f)            “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)            “Change in Control” means, the occurrence of any of the following:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)            an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(cc)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors. Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h)            “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i)            “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.  For purposes of Awards intended to satisfy Section 162(m) of the Code, a committee must be composed of not less than two (2) non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulation § 1.162-27.

(j)            “Company” means SinoHub, Inc., a Delaware corporation, or any successor corporation thereto.

(k)            “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(l)            “Covered Employee” means any key Employee who is or may become a “covered employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(m)           “Director” means a member of the Board.

(n)            “Disability” means the total and permanent disability of a person as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than an Incentive Stock Option, the Committee in its discretion may determined whether a permanent and total disability exists in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

(o)            “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p)            “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)             “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is reduced.  The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)            “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)            If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on such national or regional securities exchange or market system, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee using an average Stock price over a five-day trading period determined by the Committee prior to the commencement of such five-day trading period, and subject to the applicable requirements, if any, of Section 409A of the Code.

(t)            “Incentive Stock Option” means an Option granted to an Employee under Section 6 that is designated as an Incentive Stock Option (as set forth in the Award Agreement) and that is intended to meet the requirements of Section 422 of the Code, or any successor provision.

(u)           “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(v)              “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)             “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(x)              “Net-Exercise” means a procedure by which the Company will reduce the number of shares of Stock issued upon exercise of an Option by the largest whole number of shares of Stock with an aggregate Fair Market Value on the date of exercise that is equal to or less than the aggregate exercise price and will receive cash from the Participant to the extent of any remaining balance of the aggregate exercise price.

(y)            “Nonstatutory Stock Option” means an Option granted to a Participant under Section 6 that is not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(z)              “Officer” means any person designated by the Board as an officer of the Company.

(aa)            “Option” means a right granted under Section 6 to purchase Stock pursuant to the terms and conditions of the Plan. All Options may be Incentive Stock Options or Nonstatutory Stock Options.

(bb)           “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 11.

(cc)            “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(dd)            “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ee)            “Participant” means any eligible person who has been granted one or more Awards.

(ff)             “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(gg)            “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(hh)           “Performance Award” means an Award of Performance Shares or Performance Units.

(ii)              “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.

(jj)              “Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Section 162(m) of the Code.

(kk)            “Performance Measures” means measures as described in Section 19 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

(ll)              “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(mm)           “Performance Share” means an Award granted to a Participant pursuant to Section 10, denominated in fully paid Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(nn)           “Performance Unit” means an Award granted to a Participant pursuant to Section 10, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(oo)           “Restricted Stock Award” means Stock granted to a Participant pursuant to Section 7.

(pp)            “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 8 to receive a share of Stock on a date determined in accordance with the provisions of such Section and the Participant’s Award Agreement.

(qq)            “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(rr)             “Section 409A” means Section 409A of the Code.

(ss)            “Section 409A Deferred Compensation” means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(tt)             “Securities Act” means the Securities Act of 1933, as amended.

(uu)            “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated for purposes of Awards granted under the Plan, and the effective date of and reason for such termination.

(vv)            “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(ww)           “Stock Appreciation Right” means an Award granted to a Participant pursuant to Section 9.

(xx)             “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(yy)            “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.           Administration.

3.1           Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2           Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4           Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)            to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b)            to determine the type of Award granted;

(c)            to determine the Fair Market Value of shares of Stock or other property;

(d)            to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v)  the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)            to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)             to approve one or more forms of Award Agreement;

(g)            to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

(h)            to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(i)             to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j)             to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law;

(k)            to institute, subject to Board approval and without further approval from the Company’s stockholders, an Exchange Program and determine the terms and conditions thereof;

(l)             to establish and/or amend, without further approval from the Company’s stockholders, subplans and schedules with such terms and conditions necessary or appropriate to satisfy local law, regulations and customs; and

(m)           to determine whether any corporate event or transaction that results in the sale, spin-off or transfer of a Subsidiary, business group, operating unit, division, or similar organization constitutes a termination of employment (or services), and, if so, the effective date of such termination, for purposes of Awards granted under the Plan.

3.5           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6           Consideration.  The Committee may provide the method for payment for shares of Stock purchased pursuant to an Award under any of the following methods as determined by the Committee, in its sole discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company for repurchase previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Award price together with an assignment of the proceeds of the Stock repurchase to pay the Award price (provided that any such repurchase of Stock shall be subject to applicable laws); (c) by a cashless (broker-assisted) exercise; (d) by deducting from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award; (e) by Net-Exercise, (f) by promissory note (except for an executive officer or director or equivalent thereof, as prohibited under the Sarbanes-Oxley Act of 2002), (g) by a combination of (a), (b), (c), (d), (e) and/or (f); or (h) any other method approved or accepted by the Committee in its sole discretion.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 4,000,000 which shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  The maximum number of shares of Stock that may be issued as Incentive Stock Options is 3,500,000.

4.2           Share Counting. If an outstanding Award for any reason lapses, expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, then the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 14.2 shall again be available for issuance under the Plan.  If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, or if shares of Stock are withheld from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, then such shares shall again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

4.3           Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the maximum share limitations, and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

5.           Eligibility and Option Limitations.

5.1           Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.  Incentive Stock Options may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code).

5.2           Participation in Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6.           Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per share for an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Sections 424(a) and 409A of the Code.  With respect to an Employee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, and Subsidiary Corporation, or any Affiliate, the exercise price of Stock subject to an Incentive Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of such Stock on the effective date of grant.

6.2           Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.  With respect to an Employee who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, and Subsidiary Corporation, or any Affiliate, no such Incentive Stock Option shall be exercisable later than the day before the fifth (5th) anniversary of the effective date of grant of such Incentive Stock Option.

6.3           Payment of Exercise Price.  Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option may be made by any method determined by the Committee, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options notwithstanding that such program or procedures may be available to other Participants.

6.4           Effect of Termination of Service.

(a)            Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)              Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)             Death. If the Participant’s Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iii)            Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)            Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days (three (3) months in the case of Incentive Stock Options) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)            Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

6.5           Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

6.6           Incentive Stock Option Limit.  To the extent that the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the shares of Stock shall be determined as of the time the Option with respect to such Shares is granted.

6.7           Notification of Disqualifying Dispositions.   If any Participant makes any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

6.8           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted an Option covering more than 50,000 shares of Stock during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted Options covering up to an additional 150,000 shares of Stock in connection with his or her initial service as an Employee.

7.           Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1           Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.

7.2           Purchase Price. If required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

7.3           Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to Section 7.2 shall be made (a) in cash or by check or cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

7.4           Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 7.7. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.5           Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.4 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.6           Effect of Termination of Service. The effect of termination of employment on a Participant’s Restricted Stock Award shall be set forth in the Award Agreement evidencing such Restricted Stock Award.

7.7           Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

7.8           Section 83(b) Election.  The Committee may provide in an Award Agreement that a Restricted Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

7.9           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted an aggregate of more than 50,000 shares of Restricted Stock during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted up to an additional 150,000 shares of Restricted Stock in connection with his or her initial service as an Employee.

8.             Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1           Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.

8.2           Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

8.3           Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy or (b) the later of (i) the last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

8.4           Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

8.5           Effect of Termination of Service. The effect of termination of employment on a Participant’s Restricted Stock Unit Award shall be set forth in the Award Agreement evidencing such Restricted Stock Unit Award.

8.6           Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

8.7           Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8.8           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted an aggregate of more than 50,000 Restricted Stock Units during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted up to an additional 150,000 Restricted Stock Units in connection with his or her initial service as an Employee.

9.             Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of Stock Appreciation Rights granted to the Participant and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Stock Appreciation Rights may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1           Grant Price.  The grant price for each Stock Appreciation Right shall be established in the discretion of the Committee; provided, however, that the grant price per share for a Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Stock Appreciation Right.

9.2           Exercisability and Term of Stock Appreciation Right.  Stock Appreciation Rights shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Stock Appreciation Right; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Stock Appreciation Right.  Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Stock Appreciation Right, any Stock Appreciation Right granted hereunder shall terminate ten (10) years after the effective date of grant of the Stock Appreciation Right, unless earlier terminated in accordance with its provisions.

9.3           Settlement of Stock Appreciation Rights.  Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price; by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.  At the discretion of the Committee, the payment upon Stock Appreciation Right exercise may be in cash, fully paid shares of Stock, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination regarding the form of Stock Appreciation Right payout shall be set forth in the Award Agreement evidencing such Stock Appreciation Right.

9.4           Effect of Termination of Service.  The effect of termination of employment on a Participant’s right to exercise a Stock Appreciation Right shall be set forth in the Award Agreement evidencing such Stock Appreciation Right.

9.5           Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any shares of Stock received upon exercise of a Stock Appreciation Right granted pursuant to the Plan as it may deem advisable or desirable, including but not limited to a requirement that the Participant hold the shares of Stock received upon exercise of a Stock Appreciation Right for a specified period of time.

9.6           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted Stock Appreciation Rights covering more than 50,000 shares of Stock during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted Stock Appreciation Rights covering up to an additional 150,000 shares of Stock in connection with his or her initial service as an Employee.

10.           Performance Awards.

Performance Awards shall be evidenced by Award Agreements specifying whether the Award is for Performance Shares or Performance Units, the number of shares of Stock or units covered thereby, and the terms, conditions and restrictions for such Award, in such form as the Committee shall from time to time establish.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1           Value of Performance Shares/Performance Units.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the effective date of grant of the Performance Share Award.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

10.2           Earning of Performance Shares/Performance Units.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

10.3           Form and Timing of Payment of Performance Shares/Performance Units.  Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in fully paid shares of Stock (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Performance Awards shall be set forth in the Award Agreement pertaining to the grant of the Performance Award.

10.4           Effect of Termination of Service.  The effect of termination of employment on a Participant’s right to receive payment for any Performance Shares/Performance Units shall be set forth in the Award Agreement evidencing such Performance Award.

10.5           162(m) Limit.  For purposes of the Performance-Based Exception, no Participant will be granted Performance Units having an initial value greater than $500,000 and no Participant will receive more than 50,000 Performance Shares during any fiscal year.  Notwithstanding the limitation in previous sentence, an Employee may be granted up to an additional 150,000 Performance Shares in connection with his or her initial service as an Employee.

11.           Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements, in such form as the Committee shall from time to time establish.  Award Agreements evidencing such Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1           Cash-Based Awards.  The Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

11.2           Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions as the Committee shall determine.  Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.  Such Awards may involve the transfer of actual fully paid shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3           Performance Goals.  The Committee may establish performance goals at its discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards and Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for shares of Stock shall have a value not less than the aggregate par value of any shares of Stock issued as part of such Other Stock-Based Award.

11.4           Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid shares of Stock as the Committee determines.

11.5           Effect of Termination of Service. The effect of termination of employment on a Participant’s Cash-Based Award or Other Stock-Based Award shall be set forth in the Award Agreement evidencing such Cash-Based Award or Other Stock-Based Award.

12.           Standard Forms of Award Agreements.

12.1           Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2           Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.           Change in Control.

13.1         Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following:

(a)            Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(b)            Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)            Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2           Federal Excise Tax Under Section 4999 of the Code.

(a)            Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)            Determination by Independent Accountants. To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 13.2(b).

14.           Tax Withholding.

14.1           Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

14.2           Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

15.           Compliance with Law.

15.1           Securities Laws.  The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.2            Currency Laws.  The grant of Awards and the issuance of shares of Stock or payment of cash pursuant to any Award shall be compliance with all applicable requirements of foreign law with respect to currency exchange and currency transfer.

16.           Compliance with Section 409A.

16.1           Awards Subject to Section 409A. The provisions of this Section shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

(a)            Any Nonstatutory Stock Option having an exercise price per share less than the Fair Market Value determined as of the date of grant of such Option or that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

(b)            Any Restricted Stock Award that either provides by its terms, or under which the Participant makes an election, for settlement of all or any portion of the Award either (i) on one or more dates following the end of the Short-Term Deferral Period (as defined below) or (ii) upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Section 409A (“Section 409A Regulations”) or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

16.2           Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or Section 409A Regulations or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a)            All Elections must be in writing and specify the amount (or an objective, nondiscretionary formula determining the amount) of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b)            All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A (and is based on a performance period of at least 12 consecutive months), then the Election may be made no later than six (6) months prior to the end of the performance period, provided that the Participant’s service is continuous from the later of the beginning of the performance period or the date on which the performance goals are established through the date such election is made and provided further that no election may be made after the compensation has become readily ascertainable (as provided by Section 409A Regulations).

(c)            Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

16.3           Subsequent Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a)            No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b)            Each subsequent Election related to a distribution in settlement of an Award not described in Section 16.4(b), 16.4(c) or 16.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)            No subsequent Election related to a distribution pursuant to Section 16.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

16.4          Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a)            The Participant’s separation from service (as defined by Section 409A Regulations);

(b)            The date the Participant becomes Disabled (as defined below);

(c)            The Participant’s death;

(d)            A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 and/or 16.3, as applicable;

(e)            A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

(f)            The occurrence of an Unforeseeable Emergency (as defined by Section 409A Regulations).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined by Section 409A Regulations) of the Company, no distribution pursuant to Section 16.4(a) in settlement of an Award subject to Section 409A may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

16.5           Unforeseeable Emergency. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes or penalties reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum within 90 days of the occurrence of Unforeseeable Emergency and following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

16.6           Disabled. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a)            the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)            the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing within 90 days following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum within 90 days following the date the Participant becomes Disabled.

16.7           Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election, or, if the Participant has made no Election with respect to distributions upon death, in a lump sum, within 90 days following the Participant’s death and following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

16.8           No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

17.           Amendment or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be no amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

18.           Miscellaneous Provisions.

18.1           Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2           Forfeiture Events.

(a)            The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)            If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(c)           All outstanding Awards and shares of Stock issued pursuant to an Award held by a Participant will be forfeited in their entirety (including as to any portion of an Award or shares of Stock subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant, without the consent of the Company, while employed or in service, as the case may be, or within twelve (12) months after termination of employment or service, establishes an employment or similar relationship with a competitor of a Participating Company or engages in any similar activity (including passive investment, but excluding ownership of 1% or less of the shares of a competitor) that is in conflict with or adverse to the interests of a Participating Company, as determined by the Committee in its sole discretion; provided, that if a Participant has sold shares of Stock issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such shares of Stock or the Award under this subsection as a result of the Participant’s competitive or similar acts, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale.

(d)             All outstanding Awards and shares of Stock issued pursuant to an Award held by a Participant will be forfeited in their entirety (including as to any portion of an Award or shares of Stock subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant, without the consent of the Company, while employed or in service, as the case may be, or within twelve (12) months after termination of employment or service, solicits any employee, client, or vendor to engage in employment or similar relationship with a competitor of a Participating Company or to engage in any similar activity (including passive investment) that is in conflict with or adverse to the interests of a Participating Company, as determined by the Committee in its sole discretion; provided, that if a Participant has sold shares of Stock issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such shares of Stock or the Award under this subsection as a result of the Participant’s acts, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale.

18.3             Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4             Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5             Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6             Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7             Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8             Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

18.9             Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.10           No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.11           Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.12           Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

18.13           Nontransferability of Awards.  Unless otherwise determined by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant or the Participant’s guardian or legal representative.

19.           Compliance with Section 162(m).

The Company intends that the Awards granted to Covered Employees shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Award is granted.  Accordingly, the terms of this Plan, including the definition of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder.  Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a fiscal year.  If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with such Award upon attainment of the applicable performance objectives.  Payment of any amount that the Company reasonably determines would not be deductible by reason of Section 162(m) of the Code shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

19.1           Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Financial Goals.
	(i)	Revenues
	(ii)	EBITDA
	(iii)	Net Income
	(iv)	Earnings per share
	(v)	Debt level
	(vi)	Cost reduction targets
	(vii)	Cash flow from operations
	(viii)	Equity ratios
	(ix)	Interest generated on cash
	(x)	Weighted average cost of capital
	(xi)	Return on assets
	(xii)	Return on investment
	(xiii)	Capital raised from sales of equity
	(xiv)	Bank loan lines
	(xv)	Capital raised from sales of debt
	(xvi)	Expenses

	(xvii)	Working capital
	(xviii)	Operating or profit margin
	(xix)	Return on equity or capital employed
	(xx)	Booking and billing
(b)	Corporate and Other Goals.
	(i)	Total stockholder return
	(ii)	Goals related to acquisitions
	(iii)	Investments
	(iv)	Satisfactory internal or external audits
	(v)	Achievement of balance sheet or income statement objectives
	(vi)	Market share
	(vii)	Assets
	(viii)	Asset sale targets
	(ix)	Number of new customers
	(x)	Increase in customer size
	(xi)	Employee retention/attrition rates
	(xii)	Improvement of financial ratings
	(xiii)	Charge-offs
	(xiv)	Fair Market Value of Stock
	(xv)	Regulatory compliance
	(xvi)	Major exchange listing
(c)	Operating Goals.
	(i)	Operating efficiency
	(ii)	Ability of MIS to meet agreed targets
	(iii)	Objective customer satisfaction measures
	(iv)	Limit on mistakes in SCM

Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary Corporation, or an Affiliate as a whole or any business unit of the Company, any Subsidiary Corporation, or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section.

Notwithstanding the foregoing, for each Award designed to qualify for the Performance-Based Exception, the Committee shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify for the Performance-Based Exception and the Committee shall be satisfied that the attainment of such Performance Measure(s) shall represent value to the Company in an amount not less than the par value of any related Performance Shares.

19.2           Evaluation of Performance.  Subject to Section 19.3, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs and other asset revaluations, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) changes in material liability estimates.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

19.3           Adjustment of Performance-Based Compensation.  The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied.  The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

19.4           Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 19.1.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SINOHUB, INC.
for the June 18, 2009 Annual Meeting of Stockholders and any postponement(s) or adjournment(s)
thereof.

     The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of SinoHub, Inc. to be held on June 18, 2009 (the “Annual Meeting”), and the associated Proxy Statement; (b) appoints Henry T. Cochran, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of Common Stock of the Company, par value $0.001 per share, held of record by the undersigned at the close of business on May 8, 2009, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

1.
The Board of Directors recommends a vote FOR each director of the Company listed below, to serve until the Annual Meeting of Stockholders following the 2009 fiscal year and until such director’s respective successors shall be elected and qualified, or until such director’s earlier death, resignation or removal from office.

Henry T. Cochran
	FOR ☐	ABSTAIN ☐

Lei Xia
	FOR ☐	ABSTAIN ☐

Charles T. Kimball
	FOR ☐	ABSTAIN ☐

Will Wang Graylin
	FOR ☐	ABSTAIN ☐

Dr. Richard L. King, Ph.D.
	FOR ☐	ABSTAIN ☐

Robert S. Torino
	FOR ☐	ABSTAIN ☐

Afshin Yazdian
	FOR ☐	ABSTAIN ☐

2.	The Board of Directors recommends a vote FOR ratification of the Amended and Restated 2008 SinoHub, Inc. Stock Plan.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Board of Directors recommends a vote FOR ratification of the appointment of Jimmy C.H. Chung & Co. as the independent auditors for the Company for the fiscal year ending December 31, 2009.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR the proposals set forth above.

Please sign, date, and return this Proxy as promptly as possible in the envelope provided:

Dated: , 2009

X

X
Signature(s) of Stockholders

Joint owners should each sign. Signature(s) should correspond with the name(s) printed on your stock certificates. Attorneys, executors, administrators, and guardians should give full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.